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EXHIBIT 23.1

                         Consent of Independent Auditors



We consent to the incorporation by reference in Form S-3 Registration Statement No. 33-54717, effective August 5, 1994, Form S-3 Registration Statement No. 33-55135, effective September 2, 1994, Form S-3 Registration Statement No. 33-51265, effective January 13, 1994, Form S-8 Registration Statement No. 33-54301 effective June 24, 1994, Form S-8 Registration Statement No. 33-51403, effective December 10, 1993, Form S-8 Registration Statement No. 33-32429, effective December 31, 1989, Form S-8 Registration Statement No. 33-32323, effective December 22, 1989, Form S-8 Registration Statement No. 33-30172, effective August 21, 1989, and Form S-8 Registration Statement No. 2-93179, effective October 1, 1984, of our report dated February 7, 1995, with respect to the consolidated financial statements and schedule of Federal-Mogul Corporation included in the Annual Report on Form 10-K for the year ended December 31, 1994.



                                                (Ernst & Young, LLP)
                                                ERNST & YOUNG, LLP


Detroit, Michigan
March 17, 1995